Exhibit 10.1

EXECUTION COPY

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT, dated as of March 31, 2015 (this “Agreement”), is by and among Corinthian Colleges, Inc. (the “Domestic Borrower”), the Guarantors party hereto, the Lenders party hereto and Bank of America, N.A., as Domestic Administrative Agent (in such capacity, the “Domestic Administrative Agent”) and Canadian Agent (in such capacity, the “Canadian Administrative Agent”; the Domestic Administrative Agent and the Canadian Administrative Agent are referred to herein collectively as the “Administrative Agents”). Capitalized terms which are used in this Agreement without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

R E C I T A L S:

WHEREAS, the Borrower, Everest Colleges Canada, Inc. (the “Canadian Borrower”; the Domestic Borrower and the Canadian Borrower are referred to herein collectively as the “Borrowers”), the lenders party thereto from time to time (the “Lenders”) and the Administrative Agents are parties to that certain Fourth Amended and Restated Credit Agreement, dated as of May 17, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Domestic Borrower has informed the Administrative Agents and the Lenders of the Events of Default arising under the Credit Agreement listed on Schedule I hereto (together, the “Specified Defaults”);

WHEREAS, the Domestic Borrower has requested that the Administrative Agents and the Lenders agree to temporarily forbear from the exercise of certain remedies available to them under the Credit Agreement with respect to the Specified Defaults (but not waive the Specified Defaults); and

WHEREAS, the Administrative Agents and the Lenders party hereto are willing to grant such forbearance on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and subject to the terms and conditions hereof, the parties hereto agree as follows:

section 1.     FORBEARANCE AND RELATED PROVISIONS.

1.1     Forbearance. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Administrative Agents and the Lenders hereby agree to forbear from taking any of the “Enforcement Actions” defined below as a result of the occurrence and continuation of the Specified Defaults solely during the period beginning on the Effective Date and ending immediately upon the earliest of (such period being referred to herein as the “Forbearance Period”): (a) April 30, 2015, (b) the occurrence of any Default under Section 8.01(f) or (g) of the Credit Agreement with respect to any Domestic Loan Party and (c) the termination of the Forbearance Period by the Domestic Administrative Agent, acting at the direction of the Required Lenders, due to: (i) the occurrence of any Default other than the Specified Defaults or (ii) the failure of any Domestic Loan Party to timely comply with any undertaking set forth in this Agreement, or the breach by any Domestic Loan Party in any material respect of any representation or warranty set forth in this Agreement, in each case unless the Required Lenders, in writing, waive such noncompliance or breach. “Enforcement Actions” shall mean any (1) commencement of judicial or non-judicial enforcement proceedings against any Domestic Loan Party with respect to the payment of any Obligations or (2) commencement of any foreclosure, enforcement or levy against or seizure or transfer of all or any portion of the Domestic Collateral; provided, that Enforcement Action shall not include any action by the Domestic Administrative Agent with respect to any deposit account of the Domestic Loan Parties subject to a garnishment action or similar action or proceeding with respect to claims by other creditors of the Domestic Loan Parties. “Domestic Loan Parties” shall mean, collectively, the Domestic Borrower and the Domestic Guarantors.

1.2     Reservation of Rights. The Administrative Agents and the Lenders expressly reserve the right to exercise all rights and remedies under the Credit Agreement, the other Loan Documents and applicable law immediately upon the expiration of the Forbearance Period, including, without limitation, the Enforcement Actions, in respect of the Specified Defaults and any other Default then existing. Except for the forbearance to the extent expressly set forth above, the Administrative Agents and the Lenders reserve each and every right and remedy they may have under the Loan Documents and under applicable law with respect to the Specified Defaults. Nothing in this Agreement shall be deemed to constitute a waiver by the Administrative Agents or any Lender of the Specified Defaults or any other Default, whether now existing or hereafter arising, or of any right or remedy that the Administrative Agents and the Lenders may have under any of the Loan Documents or applicable law. The Domestic Loan Parties acknowledge that the Administrative Agents and the Lenders may, among other actions, demand cash collateral, payments and other conditions in connection with any disposition of assets or any other transaction, notwithstanding the forbearance set forth herein.

1.3     Forbearance Fee. The Domestic Borrower shall pay to the Domestic Administrative Agent, for the ratable benefit of the Lenders in accordance with their respective share of the Total Outstandings, a forbearance fee equal to (x) $10,000 on April 10, 2015 and (y) $250,000 on April 24, 2015 (each, a “Forbearance Fee”).

1.4     Other Covenants. (a)     The Domestic Borrower hereby agrees to repay all outstanding L/C Borrowings of the Canadian Borrower (in the amounts shown on Item 3 of Schedule I hereto), together with all accrued and unpaid interest thereon, pursuant to its obligations under the Third Amended and Restated Guaranty (Canadian Obligations) in full in cash on April 17, 2015 from the Specified Account to the extent of funds on deposit in the Specified Account as of such date. If such amounts are not repaid in full on April 17, 2015, the Domestic Borrower shall repay all outstanding L/C Borrowings of the Canadian Borrower (in the amounts shown on Item 3 of Schedule I hereto), together with all accrued and unpaid interest thereon, pursuant to its obligations under the Third Amended and Restated Guaranty (Canadian Obligations) from the Specified Account in full in cash no later than April 24, 2015. “Specified Account” shall have the meaning set forth in that certain Consent Agreement, dated as of September 26, 2014, among the Loan Parties, the Lenders party thereto and the Administrative Agents.

(b) The Domestic Borrower has established, and shall hereafter maintain, the Specified Account, which account shall (i) be subject to a control agreement in favor of the Domestic Administrative Agent in accordance with Section 6.17 of the Credit Agreement and (ii) contain solely non-Title IV funds. The Loan Parties shall cause all amounts representing non-Title IV revenue to be either deposited directly to the Specified Account or transferred to the Specified Account directly from the accounts where the deposits are received. The Domestic Borrower shall not deposit, and shall not permit any other Person to deposit, any Title IV funds in the Specified Account at any time.

1.5     Second Everest Plus Closing. The Lenders hereby authorize the Domestic Administrative Agent to execute and deliver the Release Letter attached hereto as Exhibit A in connection with the Everest Plus Sale, together with such closing memoranda, releases, termination statements, agreements, documents and instruments as may be reasonably requested by the Loan Parties or the Purchaser (as defined in the Everest Plus Consent) to evidence the lien releases described therein, in form and substance acceptable to the Domestic Administrative Agent.

section 2.     CONDITIONS. This Agreement shall become effective as of the date hereof (the “Effective Date”) upon receipt by the Administrative Agent of duly executed counterparts to this Agreement from the Domestic Loan Parties, the Administrative Agents and the Lenders.

section 3.     REPRESENTATION AND WARRANTIES.

3.1     Enforceability. Each Domestic Loan Party hereby represents and warrants that this Agreement is the legal, valid and binding obligation of such Domestic Loan Party and is enforceable against such Domestic Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

3.2     Authorization; No Conflicts. Each Domestic Loan Party hereby represents and warrants that its execution and delivery of this Agreement (i) have been duly authorized by all necessary corporate or other organizational action on the part of such Domestic Loan Party and are within such Domestic Loan Party’s corporate or other organizational power and authority, (ii) do not (A) contravene the terms of such Domestic Loan Party’s Organization Documents, (B) conflict with or result in any breach or contravention of, or the creation of any Lien under (i) any Contractual Obligation to which such Domestic Loan Party is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Domestic Loan Party or its property is subject; or (C) violate any Law.

section 4.     RATIFICATION AND RELEASE.

4.1     Ratification. Each Domestic Loan Party hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of each Administrative Agent, the L/C Issuers or the Lenders, as the case may be, under each Loan Document, (b) agrees and acknowledges that the liens in favor of each Administrative Agent, the L/C Issuers or the Lenders under each Loan Document constitute valid, binding, enforceable and perfected first priority liens and security interests and are not subject to avoidance, disallowance or subordination pursuant to any requirement of Law, (c) agrees and acknowledges the Obligations constitute legal, valid and binding obligations of the Domestic Loan Parties and that (x) no offsets, defenses or counterclaims to the Obligations or any other causes of action with respect to the Obligations or the Loan Documents exist and (y) no portion of the Obligations is subject to avoidance, disallowance, reduction or subordination pursuant to any requirement of Law, (d) agrees that such ratification and reaffirmation is not a condition to the continued effectiveness of the Loan Documents, and (e) agrees that neither such ratification and reaffirmation, nor the Administrative Agents’, the L/C Issuers’ nor any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from each party to the Loan Documents with respect to any subsequent modifications, consent or waiver with respect to the Credit Agreement or other Loan Documents. This Agreement shall not constitute a waiver of, or (except as expressly set forth herein with respect to the Specified Defaults) forbearance with respect to, any Default, whether known or unknown, and the Administrative Agent and the Lenders shall reserve all rights and remedies in respect thereof. This Agreement shall constitute a “Loan Document” for purposes of the Credit Agreement.

4.2     Release; Covenant Not to Sue; Acknowledgement. (a) Each Domestic Loan Party hereby absolutely and unconditionally releases and forever discharges each Administrative Agent, each L/C Issuer, each Swing Line Lender, each Lender and each of their respective Related Parties (each a “Released Party”) from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Domestic Loan Party has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising out of or with respect to the Obligations, the Credit Agreement, this Agreement or any other Loan Document from the beginning of time to and including the Effective Date, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of each Domestic Loan Party in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified. Each Domestic Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Domestic Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Nothing in this Section 4.2 shall relieve any Administrative Agent or Lender of any continuing contractual obligations under this Agreement.

(b)     Each Domestic Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by any Domestic Loan Party pursuant to the above release. If any Domestic Loan Party or any of their successors, assigns or other legal representatives violates the foregoing covenant, each Domestic Loan Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by such Released Party as a result of such violation.

(c)     Each Domestic Loan Party represents and warrants that, to its knowledge, there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, fixed or contingent, which any Domestic Loan Party may have or claim to have against any Released Party arising with respect to the Obligations, the Credit Agreement, this Agreement or any other Loan Document.

(d)     Each of the Domestic Loan Parties has been advised by counsel with respect to the release contained in this Section 4.2. Upon advice of such counsel, each of the Domestic Loan Parties hereby waives and relinquishes all of the rights and benefits each Domestic Loan Party has, or may have, with respect to the claims released under Section 1542 of the California Civil Code or any other similar statute. Section 1542 states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

section 5.     MISCELLANEOUS.

5.1     Effect. Except as specifically set forth in this Agreement, the execution, delivery and effectiveness of this Agreement shall not (i) limit, impair, constitute an amendment, forbearance or waiver by, or otherwise affect any right, power or remedy of, any Administrative Agent or any Lender under the Credit Agreement or any other Loan Document or waive, affect or diminish any right of any Administrative Agent or any Lender to demand strict compliance and performance therewith, (ii) constitute a waiver of, or forbearance with respect to, any Default, whether known or unknown or (iii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

5.2     Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable and will not affect the effectiveness thereof in any other jurisdiction.

5.3     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. This Agreement may also be executed by facsimile or electronic transmission and each facsimile or electronic transmission signature hereto shall be deemed for all purposes to be an original signatory page.

5.4     GOVERNING LAW. This AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT EACH ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

5.5     Section Titles. The Section titles contained in this Agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

5.6     Reimbursement of each Administrative Agent’s Expenses. Without limiting any of the Administrative Agents’ rights, or any of Borrowers’ obligations, under Section 10.04(a) of the Credit Agreement, each Borrower agrees to reimburse the Administrative Agents for all reasonable and documented out-of-pocket fees, costs and expenses, including the reasonable fees, costs, and expenses of the Agent Financial Advisor and Sidley Austin LLP for advice, assistance or other representation in connection with this Agreement.

5.7     Entire Agreement. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings or agreements.

[Signature Pages Follow]

WITNESS the due execution hereof by the respective duly authorized officers of the undersigned of this Agreement as of the date first written above.

BORROWERS:

CORINTHIAN COLLEGES, INC.

By:	/s/ Robert C. Owen
Name: Robert C. Owen
Title: EVP and CFO

Signature Page to

Forbearance Agreement

GUARANTORS:

Ashmead Education, Inc.

Career Choices, Inc.

CDI Education USA, Inc.

Corinthian Property Group, Inc.

Corinthian Schools, Inc.

ECAT Acquisition, Inc.

Eton Education, Inc.

Florida Metropolitan University, Inc.

Grand Rapids Educational Center, Inc.

Heald Capital, LLC

Heald Education, LLC

Heald Real Estate, LLC

MJB Acquisition Corporation

Pegasus Education, Inc.

Rhodes Business Group, Inc.

Rhodes Colleges, Inc.

SD III-B Heald Holdings Corp.

Sequoia Education, Inc.

Socle Education, Inc.

Sp PE VII-B Heald Holdings Corp.

Titan Schools, Inc.

By:	/s/ Robert C. Owen
Name: Robert C. Owen
Title: EVP, CFO, Treasurer and Assistant Secretary

EVEREST COLLEGE PHOENIX, INC.

By:	/s/ Robert C. Owen
Name: Robert C. Owen
Title: EVP, CFO and Treasurer

HEALD COLLEGE, LLC

By:	/s/ Robert C. Owen
Name: Robert C. Owen
Title: CAO

Signature Page to

Forbearance Agreement

QUICKSTART INTELLIGENCE CORPORATION

By:	/s/ Robert C. Owen
Name: Robert C. Owen
Title: EVP and Treasurer

Signature Page to

Forbearance Agreement

BANK OF AMERICA, N.A., as Domestic Administrative Agent

By:	/s/ Anthea Del Bianco
Name: Anthea Del Bianco
Title: Vice President

Signature Page to

Forbearance Agreement

BANK OF AMERICA, N.A., acting through its Canada Branch, as Canadian Administrative Agent

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

Signature Page to

Forbearance Agreement

BANK OF AMERICA, N.A.,
as a Domestic Lender

By:	/s/ Janet Sleeper
Name: Janet Sleeper
Title: Senior Vice President

Signature Page to

Forbearance Agreement

BANK OF AMERICA, N.A., acting through
its Canada Branch, as a Canadian Lender

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

Signature Page to

Forbearance Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Domestic Lender

By:	/s/ William J. Umscheid
Name: William J. Umscheid
Title: Senior Vice President

Signature Page to

Forbearance Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Canadian Lender

By:	/s/ John P. Rehob
Name: John P. Rehob
Title: Principal Officer

Signature Page to

Forbearance Agreement

MUFG UNION BANK, N.A.,
as a Domestic Lender

By:	/s/ Andrew Jarvis
Name: Andrew Jarvis
Title: Associate

Signature Page to

Forbearance Agreement

BANK OF THE WEST,
as a Domestic Lender

By:	/s/ Dennis Boesen
Name: Dennis Boesen
Title: Vice President

Signature Page to

Forbearance Agreement

ONEWEST BANK N.A.,
as a Domestic Lender

By:	/s/ Todd Camp
Name: Todd Camp
Title: Senior Vice President

Signature Page to

Forbearance Agreement

SCHEDULE I

SPECIFIED DEFAULTS

1.     Event of Default arising under Section 8.01(a) of the Credit Agreement resulting from the failure by the Borrowers to make a mandatory prepayment of the Loans and/or Cash Collateralize Acceptances and L/C Obligations on September 30, 2014 in the amount required pursuant to Section 2.07(c) of the Credit Agreement.

2.     Event of Default arising under Section 8.01(a) of the Credit Agreement resulting from the failure by the Borrowers to repay the Loans and Cash Collateralize Acceptances and L/C Obligations in accordance with the requirements of Section 2.06(c) of the Credit Agreement upon termination of the Aggregate Canadian Commitments and Aggregate Domestic Commitments.

3.     Events of Default arising under Section 8.01(a) of the Credit Agreement resulting from the failure by the Borrowers to reimburse the Canadian L/C Issuer for amounts drawn under Letter of Credit number 7114 SB103490/06 in the amount of C$3,000,000 on February 19, 2015 and Letter of Credit number 7114 SB105332/10 in the amount of C$107,949 on March 16, 2015.

4.     Event of Default arising under Section 8.01(a) of the Credit Agreement due to the failure of the Borrowers to pay all Obligations and Cash in full on the Maturity Date.

5.     Events of Default arising under Sections 8.01(f) and (g) of the Credit Agreement resulting from the institution by the Canadian Borrower and Career Canada C.F.P. Limited of a proceeding under the Bankruptcy & Insolvency Act, R.S.C., 1985, c. B-3 (BIA) on February 20, 2015.

6.     Any Default or Event of Default in respect of or relating to the Canadian Borrower or Canada C.F.P. Limited arising after February 20, 2015.

7.     Event of Default arising under Section 8.01(k) of the Credit Agreement resulting from the failure by the Borrowers to file audited financial statements with the Department of Education for the year ended June 30, 2014.

8.     Event of Default arising under Section 8.01(e) of the Credit Agreement in respect of the failure of the Borrowers to make payments to ASFG in excess of the threshold referenced in Section 8.01(e) of the Credit Agreement.

9.     Event of Default arising under Section 8.01(b) of the Credit Agreement in respect of the failure of the Borrowers to provide monthly financial statements with respect to February 2015 as required pursuant to Section 2.1(a) of the Waiver Agreement.

EXHIBIT A

RELEASE LETTER

[Attached]